Exhibit 32.1

The Andersons, Inc.
Certifications Pursuant to 18 U.S.C. Section 1350
In connection with the Annual Report of The Andersons, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:
(1)The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

February 19, 2025

/s/ William E. Krueger
William E. Krueger
President and Chief Executive Officer (Principal Executive Officer)

/s/ Brian A. Valentine
Brian A. Valentine
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to The Andersons, Inc. and will be retained by The Andersons, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.